EXHIBIT 99

[WEBSTER FINANCIAL CORPORATION LOGO]                Webster Plaza
                                                    Waterbury, Connecticut 06702

Media Contact:  Christopher Capot              Investor Contact:  James M. Sitro
                203-578-2461                                      203-578-2399




                        WEBSTER ANNOUNCES ANNUAL MEETING

WATERBURY, Conn., March 2, 1998 -- Webster Financial Corporation (Nasdaq: WBST), holding company for Webster Bank, announced today that its annual meeting of shareholders will be held at 4 p.m., Thursday, April 23, 1998, at the Sheraton Four Points Hotel, 3580 East Main St., Waterbury, Conn.

                                      * * *

Webster Financial Corporation, headquartered in Waterbury, Conn., is the holding company for Webster Bank, which was founded in 1935 and is a leading
Connecticut-based financial institution. Webster Bank delivers consumer, commercial, mortgage, and trust and investment management services to individuals, families and businesses.

Webster Bank has the second-largest deposit market share in Hartford and New Haven counties. Following our pending merger with Bristol, Conn.-based Eagle Bank, Webster also will have the leading deposit market share in Litchfield County. Webster is also the second-largest mortgage lender in Connecticut and a leading, full-service commercial lender. Webster Trust, the bank's trust and investment management subsidiary, is the second-largest bank trust company based in Connecticut.